                           PROSPECTUS SUPPLEMENT NO. 2
                        Filed Pursuant to Rule 424 (b)(3)
                    (To Prospectus dated October 30, 2000 and
           Prospectus Supplement No. 1 thereto dated January 26, 2001)
                           Registration No. 333-48972

                          -----------------------------

                             USA TECHNOLOGIES, INC.

                        16,691,997 shares of Common Stock

                          -----------------------------

      The table entitled "1999-B COMMON STOCK PURCHASE WARRANTS" appearing under the "SELLING SHAREHOLDERS" section of the Prospectus is deleted and shall be replaced in its entirety by the new table below. The new table reflects the addition of Alex Consulting, Inc. Subsequent to the date of the Prospectus, Adele H. Hepburn transferred to Alex Consulting, Inc. 1999-B Warrants to purchase up to 30,000 shares of Common Stock from us. In addition, the new table set forth below reflects the expiration on June 30, 2001 of those 1999-B Warrants which had not been exercised as of that date by the selling shareholders.

                                                                            Beneficial Ownership
Selling Shareholder                       Common Stock Offered Hereby           After Offering
-----------------------                   ---------------------------       --------------------
                                                                            Number       Percent
                                                                            ------       -------
ADAMSON, BROOKE ANN                                    3,800
ALEX CONSULTING, INC. (1)                             30,000               270,000       1.31%
ALPERT, ALAN                                           5,000
ANDERSON, JACKSON L                                   15,000
ANDERSON, WAYNE                                       10,000
ARNDT, BARRY                                           1,000
AYERS, JOHN P                                         10,000
BEARD, ALEXANDER                                         500
BELIN, MARION & TEDDIE                                20,000
BESCH, NANCY & EARL                                    5,000
BEYER, GUNTER                                          2,500
BOLITSKY, JOSEPH                                      20,000
BOYNTON, EDWIN (2)                                    20,000                100,500         *
BOYNTON, JAMES R                                      10,000
BURKS,  WILLIAM P                                      2,500
CALVARESE, JOANNE                                     10,000
CALVARESE, VINCENT                                    10,000
CARL, JERROLD & SUSAN COHEN                           50,000
CASTLE JR, AUGUST                                     30,000
CASTOR GROUP LTD                                     100,000
CATINO, JANET K                                        5,000
CHISTOLINI, JOHN                                      10,000
CIESIELSKI, JUDY ANN                                  10,000
COHEN, MARC                                           10,000
COSTELLO, MAUREEN                                     10,000
CURRIN, CLIFTON                                        5,000
CURTIS, A KENNETH & WILLIAM K                         20,000
CURTIS, WILLIAM K & LINDA S                           30,000
DAILEY, JAMES                                         10,000
D'ANGELO, DAVID                                       10,000
DEMEDIO, DAVID (3)                                     3,000                 15,824         *
DEMEDIO, MARTHA                                        1,000
DOLAN, LEO                                             5,000
EASON, JEAN                                            2,000
FIELDMAN, HAY & ULLMAN (4)                           225,000                       0        *
FRYE, WAYNE                                            1,250
GEDDIS, MARGARET                                       2,500
GIDDENS, ROBERT G                                     10,000
GIDEON TRADING LTD                                   275,000
GLICKSTEIN, HARRIET & CARY                            10,000
GLOMB, CHARLES F                                       5,000
GREEN, JOHN R                                          5,000
GRETH, CHARLES & RONNIE NEFF                           5,000
HAMILTON FBO IRA, ROBERT (5)                          20,000                 33,684         *
HAMILTON, JAMES                                        5,000
HANSCOM, JANE                                          1,000
HANSEN, NANCY                                         15,000
HARGETT, JUDY & JOHN                                   2,500
HARRIS IRA, BETTY                                     17,500

                                                                            Beneficial Ownership
Selling Shareholder                       Common Stock Offered Hereby           After Offering
-----------------------                   ---------------------------       --------------------
                                                                            Number       Percent
                                                                            ------       -------
HARRIS, JASON BRADLEY                                 20,000
HARRITY, VIRGINIA                                      5,000
HARRITY, WILLIAM                                      10,000
HAUPTFUHRER FAMILY PARTNER                             5,000
HAUPTFUHRER, BARBARA                                  10,000
HAVENS, ANDREA                                         5,000
HEALD, JACK & CYNTHIA                                 10,000
HEBENSTREIT, ANDREW                                   10,000
HEPBURN, AUSTIN B (6)                                  5,000                319,455       1.55%
HOLLAWAY, STEVEN                                      10,000
HOLMWOOD, JAMES                                       20,000
HORGAN, THOMAS & LISA                                 10,000
HRUBALA ASSOC. A PARTNERSHIP                          10,000
HUGHES, CHRISTINE                                      2,500
HYMAN, MICHAEL                                         5,000
IW MILLER GROUP (7)                                  100,000                198,750         *
JACOBY, ROBERT & MARY LOU                             10,000
JOHNSTON, WILLIAM ROBERT                              10,000
JONES SR, DONALD & JOAN                                5,000
JONES, DONALD R                                        2,500
JOSHI, RICK                                            8,400
KELLEHER, CHARLES                                     10,000
KILGORE, ROBERT                                       20,000
KILMARX, GEORGE & JUNE                                10,000
KNERR, SHIRLEY                                        50,000
KOLESNIKOFF, EMERSON                                  10,000
KRAFTON, JOHN & SANDRA                                 5,000
KROMBOLZ,  PHILLIP                                    20,000
KRUGER, LEON M                                         5,000
LANG, EILEEN                                             500
LICHTENSTEIN, ISRAEL & NESIA                           5,000
LOPEZ, PATRICK                                         7,500
LUCE, STEPHEN (8)                                      5,000                  7,882         *
LUPPINO, FRANCES                                      10,000
LURIO, DOUG AND MARGARET (9)                           5,000                 53,213         *
MARINO, SALVATORE                                      5,000
MASON, KATHLEEN                                       50,000
MAXWELL, LELAND (10)                                   5,000                 74,217         *
MCCARTHY, G ELLARD                                     5,000
MCCARTY, THOMAS (11)                                  69,000                      0         *
MCGARRAH, BOB                                         25,000
MEEKS, DR. JAMES E                                    12,500
MERRIMAN, JAMES F                                      5,000
MIGLIACCIO, AL                                        10,000
MILLER, HARLEY                                         5,000
MILLIGAN, DAVID                                        1,000
MOFFITT, WANDA S                                       5,000
NELSON, ELIZABETH                                     10,000
NISHA MEHTA INVESTMENTS                               60,000
PAKRADOONI, PETER                                     10,000
PAPA, GARY                                            10,000
PARKER, KATHY & DOUGLAS                                2,000


                                                                            Beneficial Ownership
Selling Shareholder                       Common Stock Offered Hereby           After Offering
-----------------------                   ---------------------------       --------------------
                                                                            Number       Percent
                                                                            ------       -------
PARKER, MICHAEL                                        5,000
PARKER, RICHARD & LAURA                               10,000
PELTER, TIMOTHY                                          500
PONTON JR., JOHN W                                     5,000
QUINN, DANIEL                                         20,000
RAFFERTY, PAUL                                        10,000
RECKTENWALD, WILLIAM                                  10,000
RENNER IV, HARRY                                      10,000
ROBERTS, NOMA ANN                                      5,000
ROLFE, RANDALL C                                       1,000
ROPER, LEE & LISA                                      5,000
RUGART, KARL                                          10,000
SELLERS, WILLIAM (12)                                130,000                324,075       1.57%
SHAHEEN, LOUIS & JANET                                 5,000
SMITH, PATRICIA JILL                                  73,500
STETSON IV, JOHN & SOLVEIG                             5,000
STEWART, HOMER                                         1,000
STITT, PRISCILLA                                      10,000
STULL, CLARK & CAROLYN                                 2,500
WHEELER, ARTHUR                                       20,000
WOLFE, CLAUDINE W                                      2,000
WOLFE, HOWARD H                                        1,500
WORDEN FAMILY PARTNERSHIP                              5,000
WORDEN, GEOFFREY                                      12,500
WRIGHT, JOHN D                                         5,000
YOCUM, GEORGE                                          4,000
YOUNG, FRANCES (13)                                  130,000                600,000       2.91%
ZELENKA, DONALD                                       25,000
ZEYHER, LOIS & DAVID                                   5,000
                                                   ---------
       TOTAL                                       2,340,450
                                                   =========

------------
* Less than one percent (1%).

 (1) Alex Consulting, Inc. is a consultant to USA on public relations and financial matters.

 (2) Mr. Boynton is a Director of USA.

 (3) Mr. DeMedio is an employee of USA.

 (4) Fieldman, Hay & Ullman, LLP, represented USA in connection with prior litigation.

 (5) Mr. Hamilton is an employee of USA.

 (6) Adele Hepburn (the wife of Austin Hepburn) is the Director of Public Relations of USA.

 (7) I.W. Miller Group, Inc. is our public relations firm.

 (8) Mr. Luce is an employee of USA.

 (9) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(10) Mr. Maxwell is the Chief Financial Officer of USA.

(11) Mr. McCarty is the President of Vista Marketing Research, Inc. which serves as a consultant to USA.

(12) Mr. Sellers is a Director of USA.

(13) Ms. Young is a former employee of USA.

          The date of this Prospectus Supplement is September 6, 2001.